Exhibit 1.1

DraftKings Inc.

32,000,000 Shares of Class A Common Stock

Underwriting Agreement

October 6, 2020

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

As representatives of the several Underwriters

  named in Schedule I hereto,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

And

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

DraftKings Inc., a Nevada corporation (the "Company"), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for whom Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC are acting as representatives (the “Representatives” or “you”), an aggregate of 16,000,000 shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock") of the Company and, at the election of the Underwriters, up to 4,800,000 additional shares of Class A Common Stock, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated in this this Agreement, to sell to the Underwriters an aggregate of 16,000,000 shares of Class A Common Stock. The aggregate of 32,000,000 shares of Class A Common Stock to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 4,800,000 additional shares of Class A Common Stock to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

1.	(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)          A registration statement on Form S–1 File No. 333-238051 (the “Resale Registration Statement”) and a registration statement on Form S-1 (File No. 333-249299) (together with the Resale Registration Statement, the "Initial Registration Statements") in respect of the Shares have been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statements and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statements has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statements, any post-effective amendments thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statements or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statements and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statements at the time it was declared effective, each as amended at the time such part of the Initial Registration Statements became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any "free writing prospectus" as defined in Rule 405 under the Act relating to the Shares is hereinafter called an "Free Writing Prospectus");

(ii)         (A) No order preventing or suspending the use of any Preliminary Prospectus or any Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

2

(iii)        For the purposes of this Agreement, the "Applicable Time" is 5:30 pm (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)        No documents were filed with the Commission since the Commission's close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)         The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi)        Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Registration Statement; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any Free Writing Prospectus, as such term is defined in Rule 405 under the Act, in connection with the offer and sale of the Shares; the Company was and is an “ineligible issuer” (as defined in Rule 405 under the Act) as of the time of filing the Registration Statement and as of the Applicable Time; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are solely the property of the Company;

3

(vii)       Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock units or other equity incentives in the ordinary course of business pursuant to the Company’s equity-based incentive plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(viii)      The Company and its subsidiaries do not own any real property. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix)         The Company has been (i) duly organized and is validly existing and in good standing under the laws of the State of Nevada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each subsidiary of the Company has been (A) duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (A) and (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(x)          The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the shares of Class A Common Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”), except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(xi)         The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Class A Common Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

4

(xii)        The issue and sale of the Shares by the Company and the consummation of the transactions contemplated in this Agreement, the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) above for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as (i) have been obtained, (ii) the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (iv) post-closing notices to certain state regulatory bodies that the transactions contemplated by this Agreement have been consummated, and (v) filings with, notices to or approvals from the applicable gaming authorities, which have been made or obtained or will be obtained at or prior to the Closing Date;

(xiii)       Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (i), with respect to the Company’s subsidiaries, and in the case of the foregoing clauses (ii) and (iii), with respect to the Company and the Company’s subsidiaries, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv)       The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Class A Common Stock, under the caption “United States Federal Income Tax Considerations”, and under the caption “Shares Available for Future Sale” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

5

(xv)       Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company's knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate (i) reasonably be expected to have a Material Adverse Effect or (ii) affect the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus; and, to the Company's knowledge, no such Actions are threatened or contemplated by any governmental or regulatory authorities or others;

(xvi)      The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(xvii)     BDO USA, LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder; BDO Ziv Haft, which has certified certain financial statements of the Company’s subsidiary, SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBTech”), is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder; and WithumSmith+Brown, PC, which has certified certain financial statements of the Company’s predecessor, Diamond Eagle Acquisition Corp., a Delaware corporation (“DEAC”), is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)    The Company and its subsidiaries have (A) paid all federal, state, local and foreign taxes required to be paid by each of them through the date hereof, except with respect to matters contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with U.S. generally accepted accounting principles (“GAAP”) or international financial reporting standards (“IFRS”), as applicable, and (B) filed all tax returns required to be filed by each of them through the date hereof, in each case, except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

6

(xix)       Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, which, in each case, individually or in the aggregate, if the subject of an unfavorable ruling or decision as to the Company or a subsidiary, would reasonably be expected to have a Material Adverse Effect;

(xx)        The Company and its subsidiaries (i) are, and, to the knowledge of the Company, have been, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances, wastes, or materials, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses, or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxi)       The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that complies with the requirements of the Exchange Act; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established;

(xxii)      The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company (it being understood that this subsection shall not require the Company to comply with the reporting and attestation requirements of Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law), (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the Company is not aware of any material weaknesses in its internal control over financial reporting.

7

(xxiii)     Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting;

(xxiv)     The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, commercially reasonable and customary for the conduct of their collective business; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxv)      This Agreement has been duly authorized, executed and delivered by the Company;

(xxvi)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment or benefit to any foreign or domestic government officials, employees or agent or to any foreign or domestic political parties or campaigns; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries, and to the knowledge of the Company, its controlled affiliates, have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxvii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, and the rules and regulations thereunder and any related guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxviii)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the United States (including, without limitation, any administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury), the Swiss Secretariat for Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions” and such persons subject to Sanctions, “Sanctioned Persons”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”)); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, (ii) to fund any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

8

(xxix)     The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of each of the Company and its subsidiaries, SBTech and its subsidiaries and DEAC and its subsidiaries, as of the dates indicated therein and for the periods specified therein, respectively; said financial statements for the Company and DEAC have been prepared in conformity with GAAP and said financials for SBTech have been prepared in accordance with IFRS, as issued by the International Accounting Standard Board (“IASB”), except as disclosed in such financial statements on the Registration Statement, the Pricing Prospectus and the Prospectus. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP or IFRS (as issued by IASB), as applicable, the information required to be stated therein. The selected historical financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been derived from the historical financial records of the Company and its subsidiaries, SBTech and its subsidiaries and DEAC and its subsidiaries. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxx)      From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxxi)     None of the Company, its subsidiaries or any agent acting on their behalf has taken or will take any action that would cause this Agreement or the sale of the Shares to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date;

(xxxii)    Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

9

(xxxiii)   There is and has been no failure on the part of the Company, or to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(xxxiv)   The Company has not taken, directly or indirectly, without giving effect to activities by the Underwriters (or any affiliate or agent of any Underwriters) or as contemplated by this Agreement, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(xxxv)    Nothing has come to the attention of the Company that has caused it to believe that the forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis or other than in good faith;

(xxxvi)   Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xxxvii)  Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there has been no security breach, unauthorized access or disclosure, or other compromise of the information technology and computer systems, networks, hardware, software, or other information technology equipment owned or controlled by the Company or its subsidiaries, or the data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries) (collectively, “IT Systems and Data”); and (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, unauthorized access or disclosure or other compromise of the IT Systems and Data, in the case of clause (A), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with applicable industry standards and practices, or as required by applicable regulatory standards, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies, external privacy policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

10

(xxxviii) Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has operated its business in a manner compliant in all material respects with all applicable privacy, data security and data protection laws, rules and regulations of any governmental or regulatory authority (“Privacy Rules”), all contractual obligations and all Company policies, including external privacy policies, in each case, applicable to the Company’s collection, handling, usage, disclosure, transfer, storage, and other processing of all data or information that identifies a specific person or when combined with other information held by the Company can be reasonably linked to a specific person or that constitutes personal data, personal information or personally identifiable information, including IP addresses and device identifiers  under applicable Privacy Rules (“Personal Data”). The Company has implemented, maintains and materially complies with commercially reasonable administrative, technical and physical safeguards, as well as policies and procedures, designed to ensure the integrity, security and confidentiality of all Personal Data collected, handled, used, disclosed, transferred, stored or otherwise processed in connection with the Company’s operation of its business. The Company has policies and procedures in place designed to ensure compliance with, applicable Privacy Rules, including a publicly available privacy policy, and takes commercially reasonable steps to ensure compliance with such policies and procedures. To the knowledge of the Company, such policies and procedures comply in all material respects with all applicable Privacy Rules as well as all contractual obligations applicable to the Company. The Company has required and does require all third parties to which it provides any Personal Data to maintain the privacy and security of such Personal Data, including by contractually requiring such third parties to protect such Personal Data from unauthorized access by and/or disclosure to any unauthorized third parties. Except as disclosed in the Pricing Disclosure Package: (A) to the knowledge of the Company, the Company has not experienced any unauthorized access to, or unauthorized disclosure of, Personal Data maintained by the Company that has compromised the privacy and/or security of such Personal Data and (B) the Company has not received any material complaints, claims, audits, investigations, lawsuits, enforcement actions, consent orders or allegations related to violations of Privacy Rules by the Company or otherwise related to the collection, handling, usage, disclosure, transfer, storage or other processing of Personal Data;

(xxxix)    The Company and its subsidiaries (A) own, or otherwise have the right to use (including pursuant to license, sublicense, agreement or permission), the material patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries as described in the Registration Statement, Pricing Disclosure Package and the Prospectus, and (B) have taken commercially reasonable steps to secure assignment of any material Intellectual Property developed by its employees and contractors within the scope of their engagement by the Company; in each case, except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus. Except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property of the Company or any of its subsidiaries. Except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus; except as set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, the Company and its subsidiaries have operated their respective businesses in compliance in all material respects with any contractual obligation with respect to the Intellectual Property licensed to the Company or its subsidiaries that is binding on the Company or any of its subsidiaries. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any written communications alleging that the Company or any of its subsidiaries has violated, infringed or misappropriated any of the Intellectual Property of any other person or entity. The Company and its subsidiaries have taken commercially reasonable measures to prevent the unauthorized dissemination or publication of their trade secrets or other material confidential information and, to the extent contractually required to do so, the trade secrets or other confidential information of third parties in their possession. To the knowledge of the Company, the Company and its subsidiaries have used and distributed all software and other materials distributed under a “free,” “open source” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance in all material respects with all license terms applicable to such Open Source Materials and neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required the Company or any of its subsidiaries to (A) permit a third party to reverse-engineer, (B) disclose or distribute to third parties in source code form, or (C) license to third parties for the purpose of making derivative works at no charge, any products or services owned by the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, except as otherwise required by applicable law; and

11

(xl)         (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA; (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (vi) to the Company’s knowledge, there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any non-U.S. regulatory agency with respect to any Plan, except in each case with respect to the events or conditions set forth in (i) through (vi) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, there has not occurred nor is reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year. Neither the Company nor any of its subsidiaries has or has had any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to any Plan; and

12

(b)	Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the approval for listing on the Exchange or such other approvals as have been or will be made or obtained on or prior to the First Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the certificate of incorporation or bylaws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document), or (C) conflict with or result in a breach or violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder except in the case of (A) and (C), for such conflicts, breaches and violations that individually or in the aggregate would not reasonably be expected to materially impact the ability of such Selling Stockholder to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (y) that have already been obtained or (z) that would not reasonably be expected to materially impact the ability of such Selling Stockholder to perform its obligations under this Agreement;

13

(iii)        Such Selling Stockholder, to the extent not a natural person, has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization or formation;

(iv)        Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(v)         Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vi)        On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto.

(vii)       Such Selling Stockholder has not taken and will not take, directly or indirectly, without giving effect to activities by the Underwriters (or any affiliate or agent of any Underwriters) or as contemplated by this Agreement, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

14

(viii)      The Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such representations and warranties set forth in this clause (viii) apply, with respect to a Selling Stockholder, only to statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus the Pricing Disclosure Package and the Prospectus that are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder in writing expressly for use therein; provided, further, that it is agreed that such information furnished by such Selling Stockholder to the Company consists only of (A) the legal name, address and the number of Shares owned by such Selling Stockholder before and after the offering, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus (with respect to such Selling Stockholder, the “Selling Stockholder Information”);

(ix)         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9, Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(x)          Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Computershare Inc., as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement, and each of the Custody Agreement and Power of Attorney constitutes a legal, valid and binding obligation of such Selling Stockholder and enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

15

(xi)         The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(xii)        Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares to be sold by such Selling Stockholder hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws;

(xiii)       Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “Free Writing Prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Shares;

(xiv)       Such Selling Stockholder is not (A) an employee benefit plan subject to Title I of ERISA, (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; and

(xv)        If such Selling Stockholder is an executive officer or director of the Company, such Selling Stockholder is not motivated to sell any Shares by any material nonpublic information concerning the Company or any of its subsidiaries of which such Selling Stockholder is aware that is not disclosed in the Pricing Prospectus.

16

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell, and each of the Selling Stockholders agree, severally and not jointly, to sell, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $50.83, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) set forth opposite their respective names in the applicable table of Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 4,800,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.             (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company ("DTC"), for the account or accounts of such Underwriters as may be specified by them, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian, as applicable, to the Representatives at least forty-eight (48) hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October 9, 2020, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters' election to purchase such Optional Shares, or such other time and date as the Representatives, and the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

17

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10005 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery of which you disapprove promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Registration Statement, Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           To promptly from time to time take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction or subject itself to taxation in respect of doing business in any jurisdiction where it is not presently so subject;

(c)           (i) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request.

18

(ii)         (x) If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act and (y) if at any time prior to the First Time of Delivery any event shall have occurred as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to each Underwriter and to any dealer in securities as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law;

(d)           To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)           During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Company Lock-Up Period"), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, the Shares or any other securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) any post-effective amendments or supplements to registration statements filed by the Company prior to the Initial Registration Statements (and provided that for purposes of this clause (B), such post-effective amendments or supplements may include those to the Resale Registration Statement), (C) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement and (D) pursuant to any registration statement on Form S-8, including any supplement or amendment, to register with the Commission the issuances permitted under clause (C)), without the prior written consent of Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC;

19

(f)            During a period of five years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that no report, communication or financial statement need be furnished pursuant to this subsection (g) to the extent (i) they are furnished or filed by the Company and publicly available on the Commission’s EDGAR system, in which case they shall be deemed to have been furnished and delivered to the Representatives at the same time furnished to or filed with the Commission or (ii) the provision of which would require public disclosure by the Company under Regulation FD;

(g)           To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds";

(h)           To use its reasonable best efforts to maintain the listing of the Shares on The Nasdaq Global Select Market (the "Exchange");

(i)            If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission's Informal and Other Procedures (17 CFR 202.3a);

(j)            Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k)           To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the completion of the Company Lock-up Period;

(l)           Not to use or refer to any Free Writing Prospectus; and

(m)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

20

6.             (a) The Company agrees that if at any time following issuance of a Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(b)          The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(c)           Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act;

(d)           Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

21

7.             The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and one special counsel for the Selling Stockholders (provided that such fees, disbursements and expenses of such special counsel for the Selling Stockholders shall not exceed $75,000) in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; and (iii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (such fees and disbursements under this clause (iii) not to exceed $25,000). The Company will also pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder in connection with (i) any fees and expenses of counsel for such Selling Stockholder other than the fees and expenses of the Company’s counsel and the Selling Stockholder counsel being paid for by the Company and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 7, and Sections 9, 11 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the Underwriters, the Selling Stockholders and the Company will each be responsible for any costs and expenses that the parties may agree to in writing.

8.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Free Writing Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           White & Case LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a form of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex III hereto), dated such Time of Delivery;

22

(d)           Greenberg Traurig LLP, Nevada counsel for the Company, shall have furnished to you their written opinion (a form of such opinion is attached as Annex IV hereto), dated such Time of Delivery;

(e)           The Chief Legal Officer of the Company shall have furnished to you his written opinion (a form of such opinion is attached as Annex V hereto), dated such Time of Delivery;

(f)            The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion (a form of such opinion is attached as Annex VI hereto) with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery;

(g)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of BDO USA, LLP, BDO Ziv Haft and WithumSmith+Brown, PC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex VII hereto (an executed copy of each letter delivered prior to the execution of this Agreement is attached as Annex VII(a) hereto and a form of each of the letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex VII(b) hereto);

(h)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

23

(j)             The Shares to be sold at such Time of Delivery shall have been duly listed for trading on the Exchange;

(k)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director and executive officer (as defined by Rule 3b-7 under the Exchange Act) of the Company and each Selling Stockholder in the form of Annex I hereto

(l)             The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(n)            The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery, certificates of officers of the Company and of the Selling Stockholders, respectively, as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8, each in the form attached as Annexes VIII and IX hereto;

(o)            At each Time of Delivery, the Chief Financial Officer of the Company, in his capacity as such, shall have furnished to the Underwriters a certificate in the form attached as Annex X hereto and dated the respective date of delivery thereof, certifying that certain factual statements in the Registration Statement, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, are true and correct on and at such Time of Delivery with the same effect as if made on such Time of Delivery;

(p)            At each Time of Delivery, the Underwriters shall have received a certificate of the Secretary of the Company, in the form attached as Annex XI hereto; and

(q)            At each Time of Delivery, the Company shall have furnished to the Underwriters any certificates of good standing or foreign qualification that the Underwriters may reasonably request.

9.            (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

24

(b)            Each Selling Stockholder will, severally and not jointly, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case of clauses (i) and (ii), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and provided, further, that the liability of such Selling Stockholders pursuant to this subsection (b) shall not exceed the net proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by the Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any documented legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the legal and marketing names of the Underwriters on the front cover page of the Pricing Prospectus and the Prospectus and in the table showing the aggregate dollar amount of shares of Class A common stock to be purchased by the Underwriters under the caption “Underwriting”, (ii) the concession and reallowance figures in the fifth paragraph under the caption “Underwriting”, and (iii) the information contained in the tenth paragraph under the caption “Underwriting”.

25

(d)            Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

26

(e)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of any underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; (ii) the contribution by the Selling Stockholders pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder has paid under subsection (b) above), and (iii) the Selling Stockholders shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Stockholder made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with any Selling Stockholder Information furnished to the Company and/or the Underwriters in writing by the Selling Stockholder expressly for use therein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

27

(f)            The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.            (a)  If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone (such) Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh (1/11th) of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh (1/11th) of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

28

11.            The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.            If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and any of the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will, reimburse the Underwriters (other than any Underwriter(s) that are in default under Section 10) through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof;

13.            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Credit Suisse Securities (USA) LLC or Goldman Sachs & Co. LLC on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Jason D. Robins, R. Stanton Dodge and Faisal Hasan, Attorneys-in-Fact c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel with a copy to Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, California 92660; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under Section 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as one of the Underwriters at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM-Legal; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

29

14.            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9, 11 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.            Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.            The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17.            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.            This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

30

19.            The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

21.            Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state “income tax treatment” and “tax structure” (as those terms are defined in Treasury Regulations Section 1.6011-4(c)) of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

22.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

31

23.            If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

24.            Any person executing and delivering this Agreement as Attorney in Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney in Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney in Fact to take such action.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

32

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

DraftKings Inc.

By:	/s/ Jason D. Robins
	Name:	Jason D. Robins
	Title:	Chairman and Chief Executive Officer

Selling Stockholders

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary, DraftKings, Inc.

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof in New York, New York

Credit Suisse Securities (USA) LLC

By:	/s/ Michael Kamras
	Name:	Michael Kamras
	Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
	Name:	Raffael Fiumara
	Title:	Vice President

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	9,600,000	1,440,000
Goldman Sachs & Co. LLC	6,400,000	960,000
BofA Securities, Inc.	2,560,000	384,000
Morgan Stanley & Co. LLC	2,560,000	384,000
UBS Securities LLC	2,560,000	384,000
Canaccord Genuity LLC	2,240,000	336,000
Evercore Group L.L.C.	1,600,000	240,000
Oppenheimer & Co. Inc.	1,600,000	240,000
Craig-Hallum Capital Group LLC	320,000	48,000
Deutsche Bank Securities Inc.	320,000	48,000
Macquarie Capital (USA) Inc.	320,000	48,000
Needham and Company, LLC	320,000	48,000
Northland Securities, Inc.	320,000	48,000
Rosenblatt Securities Inc.	320,000	48,000
The Benchmark Company, LLC	320,000	48,000
Truist Securities, Inc.	320,000	48,000
WR Securities, LLC	320,000	48,000
TOTAL	32,000,000	4,800,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	16,000,000	4,800,000

The Selling Stockholders(*)
ACME SPV DK, LLC	946,712	–
Atlas Venture Fund VIII, L.P.	1,000,000	–
DK Edgar LLC	54,692	–
DK Winter LLC	54,692	–
I.B.I Trust Management Cust Shalom Meckenzie	6,949,088	–
J. Gleek Properties Ltd.	300,000	–
JAK II LLC	51,060	–
KPC Venture Capital LLC	64,242	–
Revolution Growth III, LP	1,545,924	–
RPII DK LLC	4,972,572	–
Two R LLC	61,018	–

* Each Selling Stockholder is represented by Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, CA 92660, and has appointed Jason D. Robins, R. Stanton Dodge and Faisal Hasan, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)	Free Writing Prospectuses not including in the Pricing Disclosure Package

None.

(b)	Additional documents incorporated by reference

None.

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $52.00.

The number of Firm Shares purchased by the Underwriters is 32,000,000.

(d)	Written Testing-the-Waters Communications

None.

SCHEDULE IV

Name of Stockholder	Address

ANNEX I

FORM OF LOCK-UP AGREEMENT

ANNEX II(a)

FORM OF OPINION OF WHITE & CASE LLP

ANNEX II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF WHITE & CASE LLP

ANNEX III(a)

FORM OF OPINION OF SULLIVAN & CROMWELL LLP

ANNEX III(a)

FORM OF DISCLOSURE LETTER OF SULLIVAN & CROMWELL LLP

ANNEX IV

FORM OF OPINION OF GREENBERG TRAURIG LLP

ANNEX V

FORM OF OPINION OF THE CHIEF LEGAL OFFICER

ANNEX VI

FORM OF OPINION OF WHALEN LLP

ANNEX VII(a)

COPY OF COMFORT LETTERS DELIVERED
PRIOR TO EXECUTION OF THIS AGREEMENT

ANNEX VII(b)

FORM OF COMFORT LETTERS TO BE DELIVERED
AT EACH TIME OF DELIVERY

ANNEX VIII

FORM OF OFFICER’S CERTIFICATE

ANNEX IX

FORM OF SELLING STOCKHOLDER’S CERTIFICATE

ANNEX X

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

ANNEX XI

FORM OF SECRETARY’S CERTIFICATE